As filed with the Securities and Exchange Commission on January 29, 2026
     Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
______________________
Meta Platforms, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-1665019
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
1 Meta Way
Menlo Park, California 94025
(Address of Principal Executive Offices) (Zip Code)

2025 Equity Incentive Plan
(Full Title of the Plans)
______________________
Susan Li
Chief Financial Officer
Meta Platforms, Inc.
1 Meta Way
Menlo Park, California 94025
(Name and Address of Agent For Service)
(650) 543-4800
(Telephone Number, including area code, of agent for service)
______________________

Copies to:

Michael Kaplan, Esq. Adam Kaminsky, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000	Curtis J. Mahoney, Esq. Katherine R. Kelly, Esq. Meta Platforms, Inc. 1 Meta Way Menlo Park, California 94025 (650) 543-4800
______________________

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Meta Platforms, Inc. ("Registrant") is filing this Registration Statement on Form S-8 with the U.S. Securities and Exchange Commission (the "Commission") to register 54,678,984 additional shares of the Registrant's Class A common stock for issuance under the Registrant's 2025 Equity Incentive Plan (the "2025 Plan"), pursuant to the provisions of the 2025 Plan that provide for an automatic annual increase in the number of shares reserved for issuance under the 2025 Plan. This Registration Statement hereby incorporates by reference Post-Effective Amendment No. 1 to the Registration Statements previously filed with the Commission on Form S-8 on May 30, 2025 (Registration Nos. 333-181566, 333-186402, 333-222823, 333-229457, 333-236161, 333-252518, 333-262508, and 333-270184). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II
Information Required in the Registration Statement
Item 3. Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:
(a)the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on January 29, 2026;
(b)all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Annual Report referred to in (a) above; and
(c)the description of the Registrant's Class A common stock contained in Exhibit 4.6 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on February 2, 2024, including any amendments or reports filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the filing of this Registration Statement shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement.
Item 5. Interests of Named Experts and Counsel.
Not applicable.

Item 8. Exhibits.

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.1	Amended and Restated Certificate of Incorporation of the Registrant.	10-Q	001-35551	3.1	August 1, 2024
4.2	Amended and Restated Bylaws of the Registrant.	8-K	001-35551	3.1	September 10, 2024
4.3	Form of the Registrant's Class A Common Stock Certificate.	10-K	001-35551	4.1	February 3, 2022
5.1	Opinion of Davis Polk & Wardwell LLP.					X
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.					X
23.2	Consent of Davis Polk & Wardwell LLP (contained in Exhibit 5.1).					X
24.1	Power of Attorney (included on the signature page of this Registration Statement).					X
99.1	2025 Equity Incentive Plan.	10-Q	001-35551	10.1	July 31, 2025
107	Filing Fee Table.					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on this 29th day of January 2026.

META PLATFORMS, INC.

Date:	January 29, 2026	/S/ Susan Li
Susan Li
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Registrant do hereby constitute and appoint Susan Li, Chief Financial Officer, and Katherine R. Kelly, Vice President and Corporate Secretary, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark Zuckerberg	Chairman and Chief Executive Officer	January 29, 2026
Mark Zuckerberg	(Principal Executive Officer)
/s/ Susan Li	Chief Financial Officer	January 29, 2026
Susan Li	(Principal Financial Officer)
/s/ Aaron Anderson	Chief Accounting Officer	January 29, 2026
Aaron Anderson	(Principal Accounting Officer)
/s/ Peggy Alford	Director	January 29, 2026
Peggy Alford
/s/ Marc L. Andreessen	Director	January 29, 2026
Marc L. Andreessen
/s/ John Arnold	Director	January 29, 2026
John Arnold
/s/ Patrick Collison	Director	January 29, 2026
Patrick Collison
/s/ John Elkann	Director	January 29, 2026
John Elkann
/s/ Andrew W. Houston	Director	January 29, 2026
Andrew W. Houston
/s/ Nancy Killefer	Director	January 29, 2026
Nancy Killefer
/s/ Robert M. Kimmitt	Director	January 29, 2026
Robert M. Kimmitt
/s/ Charles Songhurst	Director	January 29, 2026
Charles Songhurst
/s/ Hock E. Tan	Director	January 29, 2026
Hock E. Tan
/s/ Tracey T. Travis	Director	January 29, 2026
Tracey T. Travis
/s/ Dana White	Director	January 29, 2026
Dana White
/s/ Tony Xu	Director	January 29, 2026
Tony Xu